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                                                                    EXHIBIT 12.1






                            AVONDALE INCORPORATED
             STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                               TO FIXED CHARGES
                    (AMOUNTS IN MILLIONS, EXCEPT RATIOS)


                                                                             Fiscal Years Ended
                                                    --------------------------------------------------------------------
                                                         1992         1993         1994          1995          1996
                                                    -------------  -----------  -----------  ------------  -------------
Fixed Charges:
  Interest expense                                     $  4.5         $  2.1       $  6.5       $ 14.3          18.5
  Discount and expenses on sale of                         --             --           --           --           3.7
    accounts receivables                                   --             --           --           --            .9
                                                       ------         ------       ------       ------        ------
  Amortization of debt issuance costs                  $  4.5         $  2.1       $  6.5       $ 14.3        $ 23.1
  Fixed Charges                                        ======         ======       ======       ======        ======


Earnings:
  Pretax income from continuing operations             $ 81.5         $ 74.2       $ 22.6       $ 34.0        $ 22.7
  Fixed charges                                           4.5            2.1          6.5         14.3          23.1
                                                       ------         ------       ------       ------        ------
  Earnings                                             $ 86.0           76.3       $ 29.1       $ 48.3        $ 45.8
                                                       ======         ======       ======       ======        ======

Ratio of Earnings to Fixed Charges                       19.0x          37.2x         4.5x         3.4x          2.0x